As filed with the Securities and Exchange Commission on March 7, 2011
Registration No. 333-172122

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM F-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ELBIT IMAGING LTD.
(Exact name of Registrant as specified in its charter and translation of Registrant’s name into English)

Israel	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2 Weitzman Street
Tel Aviv 64239, Israel
+972-3-608-6000
(Address and telephone number of Registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
(Name, address and telephone number of agent for service)

with copies to:
Richard H. Gilden, Esq. Kramer Levin Naftalis & Frankel LLP 1177 Avenue of the Americas New York, New York 10036 Telephone: 212-715-9486 Facsimile: 212-715-8085	Adam M. Klein, Adv. Goldfarb, Levy, Eran, Meiri, Tzafrir & Co. 2 Weizmann Street Tel-Aviv 64239, Israel Telephone: +972-3-608-9839 Facsimile: +972-3-608-9855

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

EXPLANATORY NOTE

This Amendment No. 1 (the “Amendment”) to our registration statement on Form F-3, as filed with the Securities and Exchange Commission (the “Commission”) on February 9, 2011, registration number 333-172122 (the “Form F-3”), is being filed solely for the purpose of amending the footnote to exhibits 25.1 and 25.2 in the exhibit index in the Form F-3.

Therefore, this Amendment consists of a cover page, this explanatory note, a revised Part II and a signature page.

2

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.                   Indemnification of Directors and Officers

Exemption, Insurance and Indemnification of Directors or Officers

Our articles of association set forth the following provisions regarding the grant of exemption, insurance and indemnification to any of our directors or officers, all subject to the provisions of the Companies Law. In accordance with such provisions and pursuant to the requisite approvals of our audit committee, board of directors and shareholders, we have obtained liability insurance covering our directors and officers, have granted indemnification undertakings to our directors and officers and have agreed to exempt our directors and officers from liability for breach of the duty of care.  Elscint, PC, Elbit Medical, Insightec and Gamida have also granted indemnification undertakings to their respective directors and officers.

Insurance of Directors and Officers

We may insure the liability of any director or officer to the fullest extent permitted by law. Without derogating from the aforesaid, we may enter into a contract to insure the liability of a director or officer for an obligation imposed on him in consequence of an act done in his capacity as such, in any of the following cases:

(i)	A breach of the duty of care via-a-vis us or via-a-vis another person;

(ii)	A breach of the duty of loyalty via-a-vis us, provided that the director or officer acted in good faith and had reasonable basis to believe that the act would not harm us;

(iii)	A monetary obligation imposed on him in favor of another person; or

(iv)	Any other matter in respect of which it is permitted or will be permitted under applicable law to insure the liability of our directors or officers.

Indemnification of Directors and Officers

We may indemnify a director or officer to the fullest extent permitted by law, either retroactively or pursuant to an undertaking given in advance. Without derogating from the aforesaid, we may indemnify our directors or officers for liability or expense imposed on him in consequence of an action taken by him in his capacity as such, as follows:

(i)
Any financial liability he incurs or imposed on him in favor of another person in accordance with a judgment, including a judgment given in a settlement or a judgment of an arbitrator, approved by a court, provided that any undertaking to indemnify be restricted to events that, in the opinion of the board of directors, are anticipated in light of our actual activity at the time of granting the undertaking to indemnify and be limited to a sum or measurement determined by the board of directors to be reasonable under the circumstances;

(ii)
Reasonable litigation expenses, including legal fees, incurred by the director or officer or which he was ordered to pay by a court, within the framework of proceedings filed against him by or on behalf of us, or by a third party, or in a criminal proceeding in which he was acquitted, or in a criminal proceeding in which he was convicted of a felony which does not require a criminal intent; and

(iii)
Reasonable litigation expenses, including legal fees he incurs due to an investigation or proceeding conducted against him by an authority authorized to conduct such an investigation or proceeding, and which was ended without filing an indictment against him and without being subject to a financial obligation as a substitute for a criminal proceeding, or that was ended without filing an indictment against him, but with the imposition of a financial obligation, as a substitute for a criminal proceeding relating to an offense which does not require criminal intent.

The aggregate indemnification amount payable by us pursuant to indemnification undertakings may not exceed the lower of (i) 25% of our shareholders’ equity as of the date of actual payment by us of the indemnification amount (as set forth in our most recent consolidated financial statements prior to such payment) and (ii) $40 million, in excess of any amounts paid (if paid) by insurance companies pursuant to insurance policies maintained by us, with respect to matters covered by such indemnification.

Exemption of Directors and Officers

We may exempt a director or officer in advance or retroactively for all or any of his liability for damage in consequence of a breach of the duty of care vis-a-vis us, to the fullest extent permitted by law.

Prohibition on the grant of exemption, insurance and indemnification - The Companies Law provides that a company may not give insurance, indemnification nor exempt its directors or officers from liability in the following events:

•
a breach of the duty of loyalty to the company, unless, with respect to insurance coverage or indemnification, the director or officer acted in good faith and had a reasonable basis to believe that the act would not harm us;

•	an intentional or reckless breach of the duty of care;

•	an act done with the intention of unduly deriving a personal profit; or

•	a fine imposed on the officer or director.

Item 9.                   Exhibits

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
3.1
Amended and Restated Memorandum of Association (incorporated by reference to Appendix B to Exhibit 99.1 of Elbit Imaging Ltd.'s Report on Form 6-K filed with the Securities and Exchange Commission on April 2, 2009).

3.2
Amended and Restated Articles of Association (incorporated by reference to Exhibit 1.2 of Elbit Imaging Ltd.'s Annual Report on Form 20-F filed with the Securities and Exchange Commission on June 26, 2008).

4.1
Form of share certificate of Elbit Imaging Ltd. (incorporated by reference to Exhibit 2.1 of Elbit Imaging Ltd.'s Annual Report on Form 20-F filed with the Securities and Exchange Commission on June 26, 2008).

4.2	Form of Indenture relating to the senior debt securities.
4.3*	Form of Officer's Certificate or Supplemental Indenture establishing a series of senior debt securities, including form of senior debt security.
4.4	Form of Indenture relating to the subordinated debt securities.
4.5*	Form of Officer's Certificate or Supplemental Indenture establishing a series of subordinated debt securities, including form of subordinated debt security.
4.6*	Form of Warrant Agreement and Warrant Certificate.
4.7*	Form of Unit Agreement and Unit Certificate.
5.1	Opinion of Kramer Levin Naftalis & Frankel LLP
5.2	Opinion of Goldfarb, Levy, Eran, Meiri, Tzafrir Co.
23.1	Consent of Brightman Almagor Zohar & Co., an independent registered public accounting firm.
23.2	Consent of Kramer Levin Naftalis & Frankel LLP (included in Exhibit 5.1)
23.3	Consent of Goldfarb, Levy, Eran, Meiri, Tzafrir Co. (included in Exhibit 5.2)
23.4	Consent of SHM Smith Hodgkinson (Romania) srl
23.5	Consent of Financial Immunities Ltd.
23.6	Consent of Financial Immunities Ltd.
23.7	Consent of Financial Immunities Ltd.
23.8	Consent of Financial Immunities Ltd.
23.9	Consent of Financial Immunities Dealing Room Ltd.
23.10	Consent of BDO Ziv Haft Consulting and Management Ltd.
23.11	Consent of Financial Immunities Dealing Room Ltd.
23.12	Consent of BDO Ziv Haft Consulting and Management Ltd.
23.13	Consent of Giza Zinger Even
23.14	Consent of BDO Ziv Haft Consulting and Management Ltd.
23.15	Consent of Giza Zinger Even
23.16	Consent of Giza Zinger Even

Exhibit No.	Description
23.17	Consent of Giza Zinger Even
23.18	Consent of Tavor Economic Consulting Ltd.
23.19	Consent of King Sturge Kft
23.20	Consent of Giza Zinger Even
23.21	Consent of KPMG Hungaria Kft
23.22	Consent of PricewaterhouseCoopers Australia
23.23	Table of advisors relied upon in the consolidated financial statements for the years ended December 31, 2009, 2008 and 2007.
24.1	Powers of Attorney (included on signature page)
25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Trustee under Indenture relating to senior debt securities.
25.2**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Trustee under Indenture relating to subordinated debt securities.
______________

*	To be filed by amendment or incorporated by reference pursuant to a report on Form 6-K.

**	To be filed as an electronic form type "305B2" after effectiveness of the Form F-3.

Item 10.                 Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and a(l)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.  Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

A.
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i)	The undersigned Registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(j)
The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tel-Aviv, Israel, on March 7, 2011.

ELBIT IMAGING LTD.

By:	/s/ Dudi Machluf	/s/ Doron Moshe
	Name: Dudi Machluf	Name: Doron Moshe
	Title: Co-Chief Executive Officer	Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dudi Machluf	Co-Chief Executive Officer (Principal Executive Officer)	March 7, 2011
Dudi Machluf

*	Co-Chief Executive Officer (Principal Executive Officer)	March 7, 2011
Ran Shtarkman

/s/ Doron Moshe	Chief Financial Officer (Principal Financial and Accounting Officer)	March 7, 2011
Doron Moshe

*	Executive President and Director	March 7, 2011
Mordechay Zisser

*	Executive Chairman of the Board	March 7, 2011
Shimon Yitzchaki

*	Director	March 7, 2011
David Rubner

*	Director	March 7, 2011
Zvi Tropp

*	Director	March 7, 2011
Moshe Lion

*	Director	March 7, 2011
Shmuel Peretz

*	Director	March 7, 2011
Elina Frenkel Ronen

Authorized Representative in the United States:

Puglisi & Associates
By:	*	March 7, 2011
Name: Title:	Donald J. Puglisi Managing Director

*	By: /s/ Doron Moshe
Doron Moshe
Attorney-in-fact